Exhibit 10.28

Addendum to the Personal Work Agreement

Between:	Advanced Technology Ltd
P.O. Box 58180, Tel-Aviv 61581
(hereafter – ATL)
And between:	Yoram Michaelis
11 Chapman Street Raanana
(hereafter – the employee)

Whereas	on December 12, 1995, a special personal work agreement was signed between ATL and the employee (hereafter: “the Agreement”)

And whereas	it is the intention of Tadiran Ltd (hereafter - Tadiran) to sell its holdings in ATL to Ness Technologies Inc. or to one of its subsidiaries

And whereas	the parties have therefore agreed to make additions to the provisions of the agreement;

Wherefore it has been hereby agreed between the parties as follows:

1.                             The preamble to this Addendum shall constitute an integral part hereof.

2.                             If the employee is dismissed by ATL within a period of a year from the date of completing the transaction for the sale of Tadiran’s holdings in ATL to Ness Technologies Inc or to one of its subsidiaries, then the employee shall be entitled to a period of a number of acclimatization months, which is equal to the period of the prior notice under the agreement, and in addition thereto. For the purpose of this clause, “dismissed” means termination of the employee’s work in circumstances that entitle the employee to severance pay under the law.  “Acclimatization month” means a payment of full salary and all the accompanying conditions in full for that month.

3.                             In order to remove doubt, it is clarified that the payment for acclimatization shall be paid to the employee in addition to the other rights and payments due to him under the agreement, and without derogating therefrom, and this includes it being in addition to the prior notice period and the automatic transfer of the ownership of the managers insurance policy to the employee in any case of termination of the work under the agreement. In addition, the accumulated vacation days shall not be included in the counting of the acclimatization period.

4.                             There shall be no other change in the provisions of the agreement apart from the payment of acclimatization months as stated in this Addendum above.

5.                             This Addendum shall become void should Tadiran not sell its holdings in ATL to Ness Technologies Inc. or to one of its subsidiaries.

In witness whereof the parties have signed below today, August 1, 1999.

/s/ Yehezkel Zeira, /s/ Tuvia Feldman	/s/ Yoram Michaelis
Advanced Technology Ltd.	The employee